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                                                                   Exhibit 10.09
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                                AMENDMENT NO. 1

                                     TO THE

                               DAVOX CORPORATION

                                1996 STOCK PLAN


     Pursuant to action taken by the Board of Directors of Davox Corporation (the "Corporation"), the Corporation's 1996 Stock Plan (the "Plan") is amended by:

1. Amending and restating Section 6(A) thereof so that said Section 6(A) shall read in its entirety as follows:

"A.  PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES.  Subject to
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Paragraph 2D (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant, provided that (i) in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized, (ii) options representing the right to purchase in the aggregate a maximum of ten percent (10%) of the number of shares authorized under the Plan (as set forth in Section 4 hereof) may be granted with exercise prices below fair market value, and (iii) no option may be granted with an exercise price of less than eighty-five percent (85%) of fair market value. The Committee may, in its discretion, subject any Stock Right granted under the Plan to any terms or conditions necessary for compensation recognized in connection with the exercise of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute qualified performance-based compensation under
Section 162(m) of the Code and applicable regulations promulgated thereunder."

and

2. Amending Section 4 thereof to increase the Plan Share Limit so that the aggregate number of shares which may be issued pursuant to the Plan is increased by 450,000 shares, from 900,000 shares to 1,350,000 shares.*

Except as modified hereby, the Plan shall remain in full force and effect.

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*  Share numbers have been adjusted to reflect a 3-for-2 stock split effected as a stock dividend on May 28, 1997.